THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.


                       INTEGRATED HEALTHCARE SYSTEMS, INC

             REDEEMABLE BRIDGE LOAN WARRANT TO PURCHASE COMMON STOCK


Warrant BL No.__                                       Number of Shares: ______

                     Date of Issuance: as of ______ __, 1995

       Integrated Healthcare Systems, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, __________________ and permitted assigns, the registered Holder hereof ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time after the date hereof, but not after 5:00 P.M. _________ time on the Expiration Date (as defined herein) _________ fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (each a "Warrant Share" and collectively the "Warrant Shares") at a purchase price of U.S.______ per share (the "Exercise Price") in lawful money of the United States. The number of Warrant Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 9 below.

    Section 1.

       (a) Definitions. The following words and terms used in this Warrant shall have the following meanings:

       "Common Stock" means (a) the Company's common stock and (b) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

       "Convertible Securities" mean any securities issued by the Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

       "Expiration Date" means the date which is sixty (60) calendar months from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the State of Delaware (a "Holiday"), the next preceding date that is not a Holiday.

       "Market Price" means the closing bid price on the day prior to the date on which the Exercise Form is delivered to the Company, as quoted on the [National Association of Securities Dealers' OTC Bulletin Board Market] or such other national securities exchange or market on which the Common Stock may then be listed.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Transfer" shall include any disposition of this Warrant or any Warrant Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act or applicable state securities laws.

       "Warrant" shall mean this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.

       "Warrant Exercise Price" shall be U.S.$7.00 per share.

       "Initial Warrant Redemption Date" shall mean __________, [the 1st anniversary date of this Warrant]

       (b)  Other Definitional Provisions.

       (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors; and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

       (ii) When used in this Warrant, unless the otherwise specified in a particular instance, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

       (iii) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

       Section 2.   Exercise of Warrant.

       (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, as a whole or in part, at any time prior to 5:00 P.M. Delaware Time on the Expiration Date. The rights represented by this Warrant may be exercised by the Holder, as a whole or from time to time in part (except that this Warrant shall not be exercisable as to a fractional share) by (i) delivery of a written notice, in the form of the exercise form attached as Exhibit I hereto (an "Exercise Form"), of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) in immediately available funds (either by wire transfer or a certified or cashier's check drawn on a United States bank), for the number of Warrant Shares as to which this Warrant shall have been exercised, and (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the Holder).

       The Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such Warrant Shares, as of the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such Warrant Shares as set forth above.

        In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the Holder, shall be delivered to, or as directed by, the Holder within five (5) business days after such rights shall have been so exercised.

       (b) Unless this Warrant shall have expired or shall have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the Holder thereof shall be deemed to have become the Holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the Holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

       Section 3. Covenants as to Common Stock. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant.

       Section 4. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered Holder hereof or upon any permitted transfer of this Warrant.

       Section 5. Warrant Holder Not Deemed a Stockholder. No Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the Holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. Notwithstanding the foregoing, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

       Section 6. No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate or articles of incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

       Section 7. Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.


         Section 8. Transfer; Opinions of Counsel; Restrictive Legends and
                    Piggy-Back Registration Rights.

                  (a). The Holder of this Warrant understands that (i) this Warrant and the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or
(b) pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (b)(i). The Holder of this Class A Warrant shall have the right for a period of five (5) years from the date this Warrant Certificate defined below, to include all of the shares of Common Stock underlying this Warrant (the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or Form S-4); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling shareHolder(s), will adversely affect the distribution of the securities to be sold, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered, but such Registrable Securities, at the option of the Company, shall not be sold by the Holder(s) until 180 days after the registration statement for such offering has become effective and provided further that, if any securities are registered for sale on behalf of other Holders in such offering and such Holders have not agreed to defer such sale until the expiration of such 180-day period, the number of securities to be sold by all Holders in such public offering during such 180-day period shall be apportioned pro rata among all such selling Holders, including all Holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling Holders, including all Holders of the Registrable Securities.

                  (ii). The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder shall pay any and all underwriting commissions, the expenses of any legal counsel selected by the Holder to represent him in connection with the sale of the Registrable Securities and applicable transfer taxes, if any. In the event of such a proposed registration, the Company shall furnish the then Holder with not less than twenty (20) days' written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered and sold. The Holder of Registrable Securities shall exercise the "piggyback" rights provided for herein by giving written notice, within fifteen (15) days after the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights (a "Registration Statement") to remain effective for at least eight [(8) months] from the date that a Holder of Registrable Securities is first given the opportunity to sell all of such securities.

                  (iii). The Company shall indemnify the Holder of the Registrable Securities to be sold pursuant to any Registration Statement hereunder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or related preliminary or final prospectus (the "Prospectus") (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Holder by or on behalf of such Holder expressly for use in the Registration Statement or Prospectus, or any amendment or supplement thereof, as the case may be.

                  If any action is brought against any Holder or a controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing, such Holder shall promptly give notice to the Company of the institution of such action and the Company shall assume the defense and control of such action, including the employment of counsel and payment of reasonable fees and expenses. The Holder or such controlling person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Holder or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action, or counsel for such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company. It is understood, however, that the Company shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel for the Holders and controlling persons, which firm shall be designated in writing by a majority in interest of the Holders based upon the value of the Registrable Securities included in the relevant Registration Statement. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against him or any of his officers or directors, in connection with the Registration Statement or Prospectus, or any amendment or supplement thereto. Each party entitled to indemnification hereunder shall give notice to the Company promptly after such party has knowledge of any claim as to which indemnity may be sought. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any Prospectus, the indemnity agreement contained in this Section 8(iii) with respect to such Prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling Holder) if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplement thereto which shall have been furnished to such Holder prior to the time of confirmation of such sale) does not contain such statement, alleged statement, omission or alleged omission, and a copy of such Prospectus shall not have been sent or given to such person at or prior to the written confirmation of such sale to such person.

                  (b). The Holder agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed a Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holder but only as to each such Holder with respect to statements or omissions, or alleged statements or omissions, if any, made in any Registration Statement or Prospectus or any amendment or supplement thereto or any application in reliance upon, and in conformity with, written information furnished to the Company with respect to the Holder by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus or any amendment or supplement thereto or in any application, as the case may be. The Company shall give notice to each Holder entitled to indemnity hereunder promptly after the Company has knowledge of any claim as to which indemnity may be sought. In case any action shall be brought against the Company, or any person so indemnified, based on any Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Holder, such Holder shall have the rights and duties given to the Company, and the Company, and each other person so indemnified shall have the rights and duties given to the Holder(s) by the provisions of subsection (a) above.

                  (iv). Upon request, the Company shall furnish (and, in the case of clause (ii) below, shall use its reasonable best efforts to furnish) to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of (1) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (2) a "cold comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of closing under the underwriting agreement) signed by independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities, with such changes or omissions therefrom as are appropriate under the circumstances. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request and all of which shall be subject to any confidential restrictions as may be reasonably imposed by the Company. Following the effective date of any such registration, the Company shall upon the request of the Holder forthwith supply such a number of Prospectuses meeting the requirements of the Act, as shall be reasonably requested to make a public offering of the Registrable Securities from time to time offered or sold by such Holder.

                  (v). The Holder shall be a party to any underwriting agreement relating to an underwritten sale of his Registrable Securities and may, at his option, require that any or all of the covenants of the Company to or for the benefit of the underwriters in such offerings shall also be made to and for the benefit of such Holder. Such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holder, the Registrable Securities and their intended methods of distribution. The Holder may not participate in any underwritten registration provided for herein unless such Holder (x) agrees to sell his Registrable Securities being registered on the basis provided in any underwriting arrangements approved by the Company or selling securityHolder and (y) completes and executes all reasonable and customary indemnities, questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terns of such underwriting arrangements contemplated hereby.

                  (vi). The Company by written notice may require the Holder to promptly furnish in writing to the Company such information regarding the Holder and his distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be reasonably required or advisable in connection with such registration. The Company shall have the right to exclude from any offering the Registrable Securities of the Holder if he does not comply with the provisions of the immediately preceding sentence. The Holder agrees that upon receipt of any notice from the Company of the happening of any event which makes any statement in a Registration Statement or Prospectus (including supplements and amendments) or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder's receipt of the copies of a supplemented or amended Prospectus and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies, then in the Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

       Section 9.  Adjustments.

                  (a) In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a Holder of the number of shares of Common Stock that could have been purchased upon exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the Holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company acting in good faith.

                  (b) If and whenever the Company shall effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Warrant Exercise Price shall be proportionately adjusted in the manner determined by the Company's Board of Directors acting in good faith. The number of shares, as so adjusted, shall be rounded down to the nearest whole number and the Warrant Exercise Price shall be rounded to the nearest cent.

       Section 10.  Redemption.

                  (a) Commencing on the Initial Warrant Redemption Date, the Company may on thirty (30) days prior written notice, redeem all of the Warrants at a redemption price of ten cents ($.10) per Warrant; provided, however, that before any such call for redemption of Warrants can take place, the (i) average closing bid price for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, or (ii) if not so quoted, as reported by any other recognized quotation system on which the Common Stock is quoted, shall have for any twenty (20) trading days within a period of thirty
(30) consecutive trading days ending on the fifth(5th) trading day prior to the date on which the notice contemplated by Sections 10(b) and 10(c) hereof is given, equaled or exceeded $8.50 per share of Common Stock (subject to adjustment in the event of any stock splits or other similar events as provided in Section 9 hereof).

                  (b) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                  (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing such notice, (iii) the place where the Warrant Certificates shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Delaware time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date" for purposes of this Agreement. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant shall terminate at 5;00 p.m. (Delaware time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

                  (e) The Company shall as soon as practicable after the Redemption Date, and in any event within fifteen (15) months thereafter, make "generally available to its security Holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
Section 11(a) of the Act and covering a period of a t least twelve (12) consecutive months beginning after the Redemption Date.

       Section 11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant Certificateis lost, stolen or destroyed, the Company shall, on receipt of an indemnification undertaking reasonably satisfactory to the Company, issue a new Warrant Certificates of like denomination and tenor as the Warrant Certificate so lost, stolen or destroyed. In the event the Holder hereof asserts such loss, theft or destruction of this Warrant, the Company may require such Holder to post a bond issued by a surety reasonably satisfactory to the Company with respect to the issuance of such new Warrant Certificate.

       Section 12. Notice. Any notices required or permitted to be given under the terms of this Warrant shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

       If to the Company:   Integrated Healthcre Systems, Inc.
                            12030 Sunrise Valley Drive, Site 205
                            Reston, VA  20191

                            Telephone: (703 716-0100
                            Facsimile: (703) 716-0100
                            Attention: Michael J. Black

       If to the Holder:


       Section 13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or Holder hereof against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and interpreted under the laws of the State of Delaware. Headings are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Holder may not assign this Warrant except in accordance with applicable federal and state securities laws. The Holder shall immediately notify the Company with respect to any permitted assignment of this Warrant.

       Section 14. Date. The date of this Warrant Certificate is ______ __, 1995. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.


                              INTEGRATED HEALTHCARE, SYSTEMS, INC.



                              By: __________________________________
                                  Name:  Michael J. Black
                                  Title:  Chairman and Chief Executive Officer




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                                    EXHIBIT I
                                       TO
             REDEEMABLE BRIDGE LOAN WARRANT TO PURCHASE COMMON STOCK


        EXERCISE FORM TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE

                                  THIS WARRANT

                       INTEGRATED HEALTHCARE SYSTEMS, INC.


       The undersigned hereby exercises the right to purchase the number of Warrant Shares covered by the Warrant Certificate attached hereto as specified below according to the conditions thereof and herewith makes payment of U.S. $_____ the aggregate Warrant Exercise Price of such Warrant Shares in full pursuant to the terms and conditions of the Warrant.

       (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained upon exercise of the Warrant, except under circumstances that will not result in a violation of any federal or applicable state securities laws.

       (ii) The undersigned requests that the stock certificates for the Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the terms of the Warrant in the name of the Holder (or such other person(s) indicated below) and delivered to the undersigned (or designee(s)) at the address or addresses set forth below.

Dated:____________ __, 199_.

                                    HOLDER:

                                    ------------------------------------------
                                    signature

                                    [Name of Business Entity]

                                    ------------------------------------------

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                                    Address:
                                             ---------------------------------

                                             ---------------------------------

                                             ---------------------------------

Number of Warrant Shares
Being Purchased:
                -----------------------------

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